SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/ Preliminary Proxy Statement
/_/ Confidential,  for  use  of the  Commission  only  (as  permitted  by  Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SINCLAIR BROADCAST GROUP,INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                          SINCLAIR BROADCAST GROUP,INC.
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.(1)

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

   _____________________________________________________________________________

2) Form, Schedule or Registration No.

   _____________________________________________________________________________

3) Filing party:

   _____________________________________________________________________________

4) Date filed:

   _____________________________________________________________________________
___________
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                      SBG
                            SINCLAIR BROADCAST GROUP

                                                                  April 11, 1997

Dear Stockholder:


   You are cordially invited to attend the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. ("Sinclair") to be held on May 5, 1997 in the Duncan Room of the Sheraton Baltimore North Hotel at 903 Dulaney Valley Road, Towson, Maryland 21204 at 10:00 a.m., local time. As described in the enclosed Proxy Statement, at the Annual Meeting, the stockholders of Sinclair will be asked to (i) elect seven members of the Board of Directors of Sinclair; (ii) approve, ratify and confirm the selection of Arthur Andersen LLP as Sinclair's independent auditors for the fiscal year ended December 31, 1997; and (iii) transact such other business as properly comes before the meeting.

   THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OTHER PROPOSAL.

   All stockholders of record at the close of business on April 8, 1997 (the record date for the Annual Meeting) are entitled to notice of and to vote at the Annual Meeting.

   Your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your Proxy promptly. Whether or not you plan to attend the Annual Meeting, please sign and promptly return your Proxy Card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your Proxy.


                                                     Sincerely,

                                                     David D. Smith
                                                     Chairman of the Board
                                                     and Chief Executive Officer




                         SINCLAIR BROADCAST GROUP, INC.
                             2000 WEST 41ST STREET
                         BALTIMORE, MARYLAND 21211-1420
                      TEL: 410-467-5005 O FAX: 410-467-5043

    YOUR VOTE IS IMPORTANT -- PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY
               PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE
                SINCLAIR BROADCAST GROUP, INC. ANNUAL MEETING.


                        SINCLAIR BROADCAST GROUP, INC.
                            2000 WEST 41ST STREET
                        BALTIMORE, MARYLAND 21211-1420


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON MAY 5, 1997


To the Stockholders of Sinclair Broadcast Group, Inc.:


   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Sinclair Broadcast Group, Inc. ("Sinclair") will be held in the Duncan Room of the Sheraton Baltimore North Hotel at 903 Dulaney Valley Road, Towson, Maryland 21204 on May 5, 1997, commencing at 10:00 a.m., local time for the following purposes:

   1. To elect seven directors, each for a one-year term.

   2. To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 1997.

   3. To transact such other business as may properly come before the Annual Meeting.

   Accompanying this Notice is a Proxy Statement and a Proxy Card. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. A Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. April 8, 1997 was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business on April 8, 1997 will be entitled to vote at the Annual Meeting.

   You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              J. Duncan Smith, Secretary


Baltimore, Maryland
April 11, 1997

                         SINCLAIR BROADCAST GROUP, INC.
                              2000 WEST 41ST STREET
                         BALTIMORE, MARYLAND 21211-1420
                              -------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 1997
                              -------------------

   This Proxy Statement is being furnished to the stockholders of Sinclair Broadcast Group, Inc. ("Sinclair" or the "Company") for use in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of Sinclair to be held on May 5, 1997 in the Duncan Room of the Sheraton Baltimore North Hotel at 903 Dulaney Valley Road, Towson, Maryland 21204 at 10 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement is being used for the solicitation of proxies by the Board of Directors of Sinclair. It is first being mailed to the stockholders of Sinclair on or about April 11, 1997.

   At the Annual Meeting, the stockholders of Sinclair at the close of business on April 8, 1997 (the "Record Date") will be asked to (i) elect seven members of the Board of Directors of Sinclair; (ii) approve, ratify and confirm the selection of Arthur Andersen LLP as Sinclair's independent auditors for the fiscal year ended December 31, 1997 (the "Auditor Ratification"); and (iii) transact such other business as properly comes before the Annual Meeting.

   THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE AUDITOR RATIFICATION.

   The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement. Stockholders are encouraged to read this Proxy Statement and the Annual Report in their entirety before determining how to vote at the Annual Meeting.

   The principal executive offices of Sinclair are located at 2000 West 41st Street, Baltimore, Maryland 21211-1420 and its telephone number is (410) 467-5005. Stockholders with questions regarding the matters described herein may contact Sinclair representatives, David B. Amy, Chief Financial Officer, or Patrick J. Talamantes, Director of Corporate Finance, at (410) 467-5005.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


   The close of business on April 8, 1997 has been fixed by the Sinclair Board as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. On the Record Date, the shares entitled to vote at the Annual Meeting consisted of 6,917,827 outstanding shares of Sinclair Class A Common Stock, 27,850,581 outstanding shares of Sinclair Class B Common Stock and 1,115,370 outstanding shares of Series B Convertible Preferred Stock. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting (144,739,765) is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The Auditor Ratification will be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting. With respect to the election of Directors and the Auditor Ratification, each share of Sinclair Class A Common Stock is entitled to one vote, each share of Sinclair Class B Common Stock is entitled to ten votes and each share of Series B Convertible Preferred Stock is entitled to approximately 3.64 votes.

   All proxies submitted on the enclosed form of proxy that are properly executed and returned to Sinclair prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournment or postponement thereof in accordance with the instructions thereon. Sinclair has named David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact on the proxy cards. All executed but unmarked proxies will be voted FOR the Board's nominees for Director and FOR approval of the Auditor Ratification. Any proxy may be revoked by any stockholder who attends the Annual Meeting and gives notice of his or her intention to vote in person without compliance with any other formalities. In addition, any Sinclair stockholder may revoke a proxy at any time before it is voted by executing and delivering a subsequent proxy or by delivering a written notice stating that the proxy is revoked to Sinclair at 2000 W. 41st Street, Baltimore, Maryland 21211, Attention: J. Duncan Smith, Secretary. At the Annual Meeting, stockholder votes will be tabulated by persons appointed by the Chairman of the Board to act as inspectors of election. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted as a vote cast; only votes cast for the Board's nominees for Director and in favor of the Auditor Ratification and executed and unmarked proxies shall be counted toward the number needed to reach approval.

   Management of Sinclair does not know of any matters other than those set forth herein that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

   The expense of preparing and printing this Proxy Statement and the proxies solicited hereby, and any filing fees incurred in connection with this Proxy Statement, will be borne by Sinclair. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of Sinclair, without additional remuneration, by personal interviews, telephone, telegraph, letter or otherwise. Sinclair may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares of Sinclair and will provide reimbursement for the cost of forwarding the material in accordance with customary charges.

   THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE AUDITOR RATIFICATION.

                              ELECTION OF DIRECTORS


   It is proposed to elect seven directors of the Company to hold office for terms of one year and until their successors shall be elected and shall qualify. At the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares covered by the proxy for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary. Each nominee is currently a director of the Company. Each nominee has indicated his willingness to serve, if elected; however, if any nominee should be unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors.

   Set forth below for each nominee is the director's name, age, length of service as a director, his principal occupation and business experience of the past five years, and the names of any other publicly held companies for which he serves as a director.

                             DIRECTOR        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
       NOMINEE         AGE     SINCE                  DURING THE PAST FIVE YEARS
--------------------  ----- ---------- -------------------------------------------------------
David D. Smith .....  46    1986       President, Chief Executive Officer, Director and
                                       Chairman of the Board of the Company since 1990.

Frederick G. Smith    47    1986       Vice President of the Company since 1990.

J. Duncan Smith  ...  43    1986       Vice President and Secretary of the Company since 1988.

Robert E. Smith  ...  33    1986       Vice President and Treasurer of the Company since 1988.

Basil A. Thomas  ...  81    1993       Of counsel to the Baltimore law firm of Thomas &
                                       Libowitz, P.A. since 1983.

William E. Brock  ..  66    1995       Chairman of Intellectual Development Systems since
                                       1996; Consultant from 1995 to 1996; Chairman of the
                                       Brock Group from 1989 to 1994.

Lawrence E. McCanna   53    1995       Managing partner of the accounting firm of Gross,
                                       Mendelsohn & Associates, P.A. since 1982.

   Messrs. David, Frederick, Duncan and Robert Smith (the "Controlling Stockholders") have entered into a stockholders agreement pursuant to which they have agreed, for a period of 10 years commencing June 12, 1995, to vote for each other as candidates for election to the Board of Directors of the Company.


   In connection with the acquisition (the "River City Acquisition") of assets of River City Broadcasting, L.P. ("River City"), the Company has agreed to increase the size of the Board of Directors from seven to nine directors and to cause each of Barry Baker and Roy F. Coppedge to be appointed as members of the Board of Directors as soon as permissible under the rules of the Federal Communications Commission (the "FCC") and applicable laws. As of the date of mailing of this Proxy Statement, this condition had not been satisfied. If it is satisfied prior to the date of the Annual Meeting, Mr. Baker and/or Mr. Coppedge will be appointed to the Board of Directors and will be nominated for an annual term as director at the Annual Meeting. If the condition is not satisfied prior to the Annual Meeting, in accordance with the Company's bylaws, the Board of Directors will appoint Mr. Baker and Mr. Coppedge to serve as directors until the next Annual Meeting of Stockholders as soon as the condition is satisfied. The Controlling Stockholders have agreed to vote for the election of Mr. Baker to the Board of Directors for so long as he is an employee of the Company pursuant to the terms of the Baker Employment Agreement (as defined and described below under "Executive Compensation and Related Matters -- Employment Agreements") and to vote for Mr. Coppedge (or another designee of Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IVA (the two foregoing parties collectively "Boston Ventures")) to the Board of Directors for a period ending on the earlier of (a) five years after the beginning of Mr. Baker's employment with Sinclair under the Baker Employment Agreement and (b) such time as Boston Ventures no longer owns 721,115 shares of the Class A Common Stock (or preferred stock convertible into that number of shares of Class A Common Stock).

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

   The Board of Directors had a total of 24 meetings during 1996 (including 5 consents in lieu of meetings and 9 informal actions). Each director attended at least 96% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he served.

   The Board of Directors of the Company currently consists of seven members. The committees of the Board of Directors include an Audit Committee, a Compensation Committee and an Incentive Stock Option Committee. The members of each of these respective committees are Messrs. Thomas, Brock and McCanna. The Audit Committee is charged with the responsibility of reviewing the Company's internal auditing procedures and accounting controls and will consider the selection and independence of the Company's outside auditors. The Audit
Committee met three times during the year ended December 31, 1996. The Compensation Committee is charged with the responsibility for setting executive compensation, including the granting of options under the Company's long-term incentive plan, reviewing certain of the Company's compensation programs and making recommendations to the Board of Directors in the interval between meetings. The Compensation Committee met six times during the year ended December 31, 1996. The Incentive Stock Option Committee is charged with the responsibility for reviewing the formulation and implementation of the Company's incentive stock option plans. The Incentive Stock Option Committee met six times during the fiscal year ended December 31, 1996.

COMPENSATION OF DIRECTORS

   Directors of the Company who also are employees of the Company serve without additional compensation. Independent directors receive $15,000 annually. These independent directors also receive $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. In addition, the independent directors are reimbursed for any expenses incurred in connection with their attendance at such meetings.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16 OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the U.S. Securities & Exchange Commission (the "SEC") and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP as its independent auditors for 1997. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the engagement of independent auditors will be reevaluated by the Board of Directors. Even if the appointment is ratified, the Board of Directors in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the Board determines that such a change would be in the best interests of the shareholders and the Company.


   A representative of Arthur Andersen LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement if he desires to do so and will be able to respond to appropriate questions from shareholders.

   The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


   The following table sets forth certain information as of April 1, 1997, regarding the beneficial ownership of the Company's common stock (or preferred stock convertible into a class of common stock) by (i) each person who is known to Sinclair to own more than 5% of the Company's common stock (or preferred stock convertible into a class of common stock), (ii) each director and executive officer of Sinclair and (iii) all directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes thereto is based on Sinclair's records and the most recent Schedule 13D or 13G filed by each such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Except as noted below, the business address of each person identified is 2000 W. 41st Street, Baltimore, Maryland 21211.


                                                            SHARES OF SERIES B
                                      SHARES OF CLASS B         CONVERTIBLE        SHARES OF CLASS A
                                         COMMON STOCK         PREFERRED STOCK         COMMON STOCK        PERCENT OF
                                      BENEFICIALLY OWNED    BENEFICIALLY OWNED     BENEFICIALLY OWNED       TOTAL
                                     -------------------- ----------------------- ---------------------     VOTING
         NAME                         NUMBER      PERCENT    NUMBER    PERCENT     NUMBER      PERCENT     POWER (A)
---------------------------------  ------------ ---------- --------- ---------- ------------  ----------  ----------
David D. Smith (b)                  7,249,999    26.0%                           7,259,999      51.2%        25.0%
Frederick G. Smith (b)(c)           6,864,944    24.6%                           6,868,944      49.8%        23.7%
J. Duncan Smith (b)(d)              6,999,994    25.1%                           6,999,994      50.3%        24.2%
Robert E. Smith (b)(e)              6,735,644    24.2%                           6,735,644      49.4%        23.3%
David B. Amy (f)                                                                    34,700        *            *
Basil A. Thomas                                                                      2,000        *            *
Lawrence E. McCanna                                                                    300        *            *
William E. Brock                                                                     2,500        *            *
Barry Baker (g)(h)                                          72,016        6.3%   1,644,311      19.2%          *
Putnam Investments, Inc                                                          2,175,000      31.5%          *
 One Post Office Square
 Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.(i)                                                  425,000       6.1%          *
 100 East Pratt Street
 Baltimore, Maryland 21202
FMR Corp.                                                                          593,400       8.6%          *
 82 Devonshire Street
 Boston, Massachusetts 02109
Better Communications, Inc. (h)                            134,858       11.8%     490,883       6.6%          *
 1215 Cole Street
 St. Louis, Missouri 63106
BancBoston Investments (h)                                 150,335       13.2%     547,219       7.3%          *
 150 Royal Street
 Canton, Massachusetts 02021
Pyramid Ventures, Inc. (h)                                 152,995       13.4%     556,902       7.4%          *
 1215 Cole Street
 St. Louis, Missouri 63106
Boston Ventures Limited
Partnership IV (h)                                         253,800       22.3%     923,832      11.8%          *
 21 Custom House Street
 10th Floor
 Boston, Massachusetts 02110
Boston Ventures Limited
Partnership IVA (h)                                        142,745       12.5%     519,592       7.0%          *
 21 Custom House Street
 10th Floor
 Boston, Massachusetts 02110
All directors and executive
 officers as a group (8 persons)   27,850,581   100.0%                          27,904,081      80.2%        96.2%

----------
* Less than 1%

(a) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to "going private" and certain other transactions. The Class A Common Stock, the Class B Common Stock and the Series B Convertible Preferred Stock vote together as a single class except as otherwise may be required by Maryland law on all matters presented for a vote, with each share of Series B Convertible Preferred Stock entitled to approximately
     3.64 votes on all such matters. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock and holders of Series B Convertible Preferred Stock may at any time convert each share of Series B Convertible Preferred Stock into 3.64 shares of Class A Common Stock.

(b) Shares of Class A Common Stock beneficially owned includes shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.

(c)  Includes 532,645 shares held in irrevocable trusts established by Frederick
     G. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(d) Includes 521,695 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(e)  Includes  1,009,745 shares held in irrevocable trusts established by Robert
     E. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(f) Includes 32,500 shares of Class A Common Stock that may be acquired upon exercise of options granted in 1995 and 1996 pursuant to the Incentive Stock Option Plan and Long Term Incentive Plan.

(g) Consists of 1,382,435 shares of Class A Common Stock that may be acquired upon exercise of options granted in 1996 pursuant to the Long Term Incentive Plan.

(h) Shares of Class A Common Stock beneficially owned includes 3.64 shares for each share of Series B Convertible Preferred Stock beneficially owned as each share of Series B Convertible Preferred Stock is immediately convertible into approximately 3.64 shares of Class A Common Stock.

(i) These securities are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole voting power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, beneficial owner of such securities.

                           PRICE RANGE OF COMMON STOCK

   The Class A Common Stock has been traded on the NASDAQ National Market under the symbol "SBGI" since June 13, 1995. The following table sets forth the high and low closing sale prices for the Class A Common Stock for the periods indicated. The information does not include certain transaction costs.

                                                      High         Low
1995                                               --------      --------
 Second Quarter (from June 13)                   $   29.00      $   23.50
 Third Quarter                                       31.00          27.375
 Fourth Quarter                                      27.75          16.25

1996
 First Quarter                                       26.50          16.875
 Second Quarter                                      43.50          25.50
 Third Quarter                                       46.50          36.125
 Fourth Quarter                                      43.75          23.00


   On April 7, 1997, the last sale price of the Class A Common Stock as reported by NASDAQ was $25.125 per share. As of April 7, 1997, there were approximately 66 record holders of the Class A Common Stock.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to the Company's key executive officers.

   The Committee's goal is to attract, motivate, and retain an executive management team that can take full advantage of the Company's opportunities and achieve long-term success in an increasingly competitive business environment, thereby increasing stockholder value. In deciding on initial compensation for an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments, and reputation, as well as the level of responsibility to be assumed. Retention and compensation decisions are sometimes made in the context of an acquisition, and the Committee considers the overall terms of the acquisition and the individual's relationship to the acquired business in those cases. In deciding whether to increase the compensation of an individual or whether to award bonuses or stock options initially or upon subsequent performance reviews, the Committee considers the contributions of the individual to the Company's progress on its business plan and against its competitors, to growth of the Company and its opportunities and to achievement of other aims the Committee deems valuable to shareholders.
Applying these factors to each individual's case is a judgment process, exercised by the Committee with the advice of management. There is no intent to relate compensation to the Company's stock price performance, either absolute or relative to peer groups, except as that relationship is implicit in the stock-based compensation plans.

   The Committee's annual performance evaluation of certain executive officers may, in some cases, be subjective, and may not typically be based upon an exact formula for determining the relative importance of each of the factors considered, nor, in some cases, is there a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

   Executive officers' compensation consists primarily of three components: (i) base salary, (ii) cash bonus, and (iii) stock options.

   Base Salary. The Committee establishes base salaries and may offer employment agreements after considering a variety of factors that make up value and usefulness to the Company, including the individual's knowledge, experience, and accomplishments, his level of responsibility, his role in an acquired business, and the typical compensation levels for individuals with similar credentials. The Committee may increase the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company and changes in the market for an executive with similar credentials.

   Cash Bonus. For bonuses paid during 1996 with respect to the fiscal year ended December 31, 1995, the Committee determined each individual's cash bonus under the Sinclair Broadcast Group, Inc. Executive Bonus Plan. Bonuses were paid based upon the attainment of performance targets established by the Committee. Performance targets were based on percentage increases in "equalized broadcast cash flow." For bonuses paid to date to certain Named Executive Officers during 1997 with respect to the fiscal year ended December 31, 1996, the Committee determined such individuals' cash bonuses after considering subjective factors related to the Company's performance in 1996, including the large increase in the size of the Company's operations in connection with the River City Acquisition.

   Stock Options. The Committee believes achievement of the Company's goals may be fostered by stock option programs that are tailored to employees who significantly enhance the value of the Company. In that regard, during the fiscal year ended December 31, 1996, the Committee granted employees options to purchase 522,350 shares of Class A common stock. Named Executive Officers (as defined below) received options with respect to 25,000 shares of Class A Common Stock.

   Chief Executive Officer's Compensation. As one of the Company's largest stockholders, David D. Smith's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of common stock. For his services as the Company's president and chief executive officer, David D. Smith's compensation has been determined in accordance with the compensation policies outlined herein. During the fiscal year ended December 31, 1996, the Committee awarded Mr. Smith a bonus of $317,913 relating to the Company's performance for the fiscal year ended December 31, 1995. During the first quarter of the fiscal year ending December 31, 1997, the Committee awarded and paid Mr. Smith a bonus of $98,224 relating to the Company's performance for the fiscal year ended December 31, 1996. In addition, effective July 1, 1996, Mr. Smith's base salary was increased from $450,000 to $1,200,000 per year. The bonus awards and increase in salary are based on the Committee's assessment of Mr. Smith's role in the Company's performance in 1995 and 1996 and on the continuing growth in his responsibilities and also reflect the large increase in the size of the Company's operations in connection with the River City Acquisition.

   Compensation Deduction Limit. The Committee has considered the $1 million limit on deductible executive compensation that is not performance-based. The Committee believes that substantially all executive compensation expenses paid in 1996 will be deductible by the Company. The Committee believes, however, that compensation exceeding this limit should not be ruled out where such compensation is justified on the basis of the executive's value to the Company and its shareholders. In any event, there appears to be little evidence that tax deductibility is having much impact on the market for managerial talent, in which the Company must remain competitive.


                                                       Compensation Committee


                                                       Basil A. Thomas
                                                       William E. Brock
                                                       Lawrence E. McCanna

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding the annual and long-term compensation by the Company for services rendered in all capacities during the years ended December 31, 1994, 1995 and 1996 by the Chief Executive Officer and the four other executive officers of the Company as to whom the total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") in 1996:



                                                                         LONG-TERM
                                           ANNUAL COMPENSATION          COMPENSATION
              NAME AND                                              SECURITIES UNDERLYING     ALL OTHER
         PRINCIPAL POSITION            YEAR    SALARY     BONUS(a)   OPTIONS GRANTED (#)   COMPENSATION (b)
------------------------------------  ------ ---------- ----------- --------------------- ----------------
David D. Smith,
President and Chief Executive
Officer                               1996    $767,308   $  317,913         --               $ 6,748
                                      1995     450,000      343,213         --                 4,592
                                      1994     317,913    1,300,000         --                 3,841
Frederick G. Smith,
Vice President                        1996     260,000      233,054         --                 6,704
                                      1995     260,000      258,354         --                20,361
                                      1994     233,054      900,000         --                18,960
J. Duncan Smith,
Secretary                             1996     270,000      243,485         --                18,494
                                      1995     270,000      268,354         --                21,467
                                      1994     243,485      900,000         --                16,418
Robert E. Smith,
Treasurer                             1996     250,000      233,054         --                 6,300
                                      1995     250,000      258,354         --                 4,592
                                      1994     233,054      900,000         --                13,238
David B. Amy,
Chief Financial Officer               1996     173,582       31,000     25,000                 7,766
                                      1995     132,310       20,000      7,500                 7,868
                                      1994     122,400       20,000         --                 5,011

----------
(a) The bonuses reported in this column represent amounts awarded and paid during the fiscal years noted but relate to the fiscal year immediately prior to the year noted. In addition, David D. Smith and David B. Amy have received $98,224 and $50,000, respectively, in 1997 with respect to 1996.

(b) All other compensation consists of income deemed received for personal use of Company-leased automobiles, the Company's 401 (k) contribution, life insurance and long-term disability coverage.

   In addition to the foregoing, Mr. Barry Baker and Mr. Kerby Confer have agreed to serve as executive officers and/or directors of the Company as soon as permissible under the rules of the FCC and applicable laws and received consulting fees during the fiscal year ended December 31, 1996 of $527,976 and $162,500, respectively.

STOCK OPTIONS

   The following table sets forth information concerning each grant of stock options made during 1996 to each of the Named Executive Officers:


                      NUMBER OF     PERCENT OF                             VALUE OF OPTIONS
                     SECURITIES   TOTAL OPTIONS                            AT DATE OF GRANT
                     UNDERLYING     GRANTED TO     EXERCISE                BASED ON BLACK-
                       OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   SCHOLES OPTION
       NAME          GRANTED(#)    FISCAL YEAR    PER SHARE      DATE       PRICING MODEL
------------------  ------------ --------------- ----------- ------------ ----------------
David D. Smith          --         --%           $   --             --    $     --
Frederick G.
Smith                   --         --                --             --          --
J. Duncan Smith         --         --                --             --          --
Robert E. Smith         --         --                --             --          --
David B. Amy        10,000          *             37.75      5/31/2006     160,419
                    15,000          *             30.11      5/31/2006     287,319

----------
* Less than one percent.

   The following table shows the number of stock options exercised during 1996 and the 1996 year-end value of the stock options held by the Named Executive
Officers:

                                                        NUMBER OF
                                                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS         "IN-THE-MONEY" OPTIONS
                          SHARES                   AT DECEMBER 31, 1996         AT DECEMBER 31, 1996(a)
                         ACQUIRED       VALUE     ----------------------       ------------------------
        NAME           ON EXERCISE    REALIZED   EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-------------------  --------------- ---------- ------------  -------------   -------------  -------------
David D. Smith         --            $  --            --             --        $  --         $       --
Frederick G. Smith     --               --            --             --           --                 --
J. Duncan Smith        --               --            --             --           --                 --
Robert E. Smith        --               --            --             --           --                 --
David B. Amy           --               --         3,750         28,750           --             37,500

----------
(a) An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 1996, and all of the value shown reflects stock price appreciation since the granting of the option.

EMPLOYMENT AGREEMENTS

   The Company has entered into an employment agreement with David D. Smith, President and Chief Executive Officer of the Company. David Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Pursuant to this agreement, Mr. Smith's total annual compensation is $1,200,000. Mr. Smith is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of (i) a breach by Mr. Smith of any material covenant, promise or agreement contained in the employment agreement; (ii) a dissolution or winding up of the Company; (iii) the disability of Mr. Smith for more than 210 days in any twelve month period (as determined under the employment agreement); or (iv) for cause, which includes conviction of certain crimes, breach of a fiduciary duty to the Company or the stockholders, or repeated failure to exercise or undertake his duties as an officer of the Company (each, a "Termination Event").

   In June 1995, the Company entered into an employment agreement with Frederick
G. Smith, Vice President of the Company. Frederick Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $260,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

   In June 1995, the Company entered into an employment agreement with J. Duncan Smith, Vice President and Secretary of the Company. J. Duncan Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $270,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

   In June 1995, the Company entered into an employment agreement with Robert E. Smith, Vice President and Treasurer of the Company. Robert E. Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $250,000 and is also entitled to participate in the Company's Executive

Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

   In connection with the River City Acquisition, the Company entered into an employment agreement (the "Baker Employment Agreement") with Barry Baker pursuant to which Mr. Baker will become President and Chief Executive Officer of Sinclair Communications, Inc. ("SCI") and Executive Vice President of the Company at such time as Mr. Baker is able to hold those positions consistent with applicable FCC regulations. Until such time as Mr. Baker is able to become an officer of the Company, he serves as a consultant to the Company pursuant to a consulting agreement and receives compensation that he would be entitled to as an officer under the Baker Employment Agreement. While Mr. Baker acts as consultant to the Company he will not direct employees of Sinclair in the operation of its television stations and will not perform services relating to any shareholder, bank financing or regulatory compliance matters with respect to the Company. In addition, Mr. Baker will remain the Chief Executive Officer of River City and will devote a substantial amount of his business time and energies to those services. Pursuant to the Baker Employment Agreement, Mr. Baker's annual base salary would have been approximately $1,056,000 for the year ended December 31, 1996. Mr. Baker's annual base salary under the Baker Employment Agreement is subject to annual increases of 7-1/2% on January 1 of each year beginning January 1, 1997. Mr. Baker is also entitled to receive a bonus equal to 2% of the amount by which the Broadcast Cash Flow (as defined in the Baker Employment Agreement) of SCI for a year exceeds the Broadcast Cash Flow for the immediately preceding year. Pursuant to the Baker Employment Agreement, Mr. Baker has received options to acquire 1,382,435 shares of the Class A Common Stock (or approximately 3.33% of the common equity of Sinclair determined on a fully diluted basis). The option became exercisable with respect to 50% of the shares upon closing of the River City Acquisition, and becomes exercisable with respect to 25% of the shares on the first anniversary of the closing of the River City Acquisition, and 25% on the second anniversary of the River City Acquisition. The exercise price of the option is approximately $30.11 per share. The term of the Baker Employment Agreement extends until May 31, 2001, and is automatically extended to the third anniversary of any Change of Control (as defined in the Baker Employment Agreement). If the Baker Employment Agreement is terminated as a result of a Series B Trigger Event (as defined below), then Mr. Baker shall be entitled to a termination payment equal to the amount that would have been paid in base salary for the remainder of the term of the agreement plus bonuses that would be paid for such period based on the average bonus paid to Mr. Baker for the previous three years, and all options shall vest immediately upon such termination. In addition, upon such a termination, Mr. Baker shall have the option to purchase from the Company for the fair market value thereof either (i) all broadcast operations of Sinclair in the St. Louis, Missouri demographic market area ("DMA") or (at the option of Mr. Baker) the Asheville-Greenville-Spartanburg, South Carolina DMA or (ii) all of the Company's radio broadcast operations. Mr. Baker shall also have the right following such a termination to receive quarterly payments (which may be paid either in cash or, at the Company's option, in additional shares of Class A Common Stock) equal to 5.00% of the fair market value (on the date of each payment) of all stock options and common stock issued pursuant to exercise of such stock options or pursuant to payments of this obligation in shares and held by him at the time of such payment (except that the first such payment shall be 3.75% of such value). The fair market value of unexercised options for such purpose shall be equal to the market price of underlying shares less the exercise price of the options. Following termination of the Baker Employment Agreement, the Company shall have the option to purchase the options and shares from Mr. Baker at their market value. A "Series B Trigger Event" means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of the Baker Employment Agreement (i) by the Company for any reason other than "for cause" (as defined in the Baker Employment Agreement) or (ii) by Barry Baker under certain circumstances, including (a) on 60 days' prior written notice given at any time within 180 days following a Change of Control (as defined in the Baker Employment Agreement);
(b) if Mr. Baker is not elected (and continued) as a director of Sinclair or SCI, as President and Chief Executive Officer of SCI or as Executive Vice President of Sinclair, or Mr. Baker shall be removed from any such board or office; (c) upon a material breach by Sinclair or SCI of the Baker Employment Agreement which is not cured; (d) if there shall be a material diminution in Mr. Baker's authority or responsibility, or certain of his economic benefits are materially reduced, or Mr. Baker shall be required to work outside Baltimore; or
(e) the effective date of his employment as contemplated by clause (b) shall not have occurred by August 31, 1997. Mr.

Baker cannot be appointed to such positions with the Company or SCI until the Company or SCI takes certain actions with respect to television stations WTTV and WTTK in Indianapolis, Indiana and WSYX and WTTE in Columbus, Ohio.


COMPARATIVE STOCK PERFORMANCE


   The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of the NASDAQ Telecommunications Index (an index containing performance data of radio, telephone, telegraph, television, and cable television companies) from June 7, 1995, the effective date of the Company's initial public offering, through December 31, 1996. The performance graph assumes that an investment of $100 was made in the Class A Common Stock and in each index on June 7, 1995, and that all dividends were reinvested. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period.

                               [GRAPHIC OMITTED]

                                              7 JUNE        31 DEC.      31 DEC.
                                               1995          1995         1996
                                             --------      --------    ---------
NASDAQ Stock Market Index                      100          120.28      147.96
NASDAQ Telecommunications Index                100          124.09      126.85
Sinclair                                       100           71.5       107.77


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Other than as follows, no Named Executive Officer is a director of a corporation that has a director or executive officer who is also a director of the Company. Each of the Controlling Stockholders (all of whom are directors of the Company and Named Executive Officers) is a director and/or executive officer of each of various other corporations controlled by the Controlling Stockholders.

   During 1996, none of the Named Executive Officers participated in any deliberations of the Company's Board of Directors or the Compensation Committee relating to compensation of the Named Executive Officers.

   As described more fully below, Mr. Thomas, a member of the Compensation Committee, is of counsel to the law firm of Thomas & Libowitz, which has provided legal services to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Since December 31, 1995, the Company has engaged in the following transactions with persons who are, or are members of the immediate family of, directors, persons expected to become a director, officers or beneficial owners of 5% or more of the Company's issued and outstanding common stock (or preferred stock convertible into a class of common stock), or with entities in which such persons or certain of their relatives have interests.

WPTT NOTE

   In connection with the sale of television station WPTT in Pittsburgh, Pennsylvania by the Company to WPTT, Inc., WPTT, Inc., issued to the Company a 15-year senior secured term note of $6.0 million (the "WPTT Note"). The Company subsequently sold the WPTT Note to the late Julian S. Smith and Carolyn C. Smith, the parents of the Controlling Stockholders and both former stockholders of the Company, in exchange for the payment of $50,000 and the issuance of a $6.6 million note, which bears interest at 7.21% per annum and requires payments of interest only through September 2001. Monthly principal payments of $109,317 plus interest are payable with respect to this note commencing in November 2001 and ending in September 2006, at which time the remaining principal balance plus accrued interest, if any, is due. During the year ended December 31, 1996, the Company received $473,000 in interest payments on this note. At December 31, 1996, the balance on this note was $6,559,000.

WIIB NOTE

   In September 1990, the Company sold all the stock of Channel 63, Inc., the owner of television station WIIB in Bloomington, Indiana, to the Controlling Stockholders for $1.5 million. The purchase price was delivered in the form of a note issued to the Company which was refinanced in June 1992 (the "WIIB Note"). The WIIB Note bears interest at 6.88% per annum, is payable in monthly principal and interest payments of $16,000 until September 30, 2000, at which time a final payment of approximately $431,000 is due. Principal and interest paid in 1996 on the WIIB Note was $174,000. At December 31, 1996, $1.0 million in principal amount of the WIIB Note remained outstanding.

BAY CREDIT FACILITY

   In connection with the capitalization of Bay Television, Inc., the Company agreed on May 17, 1990 to loan the Controlling Stockholders up to $3.0 million (the "Bay Credit Facility"). Each of the loans to the Controlling Stockholders pursuant to the Bay Credit Facility is evidenced by an amended and restated secured note totaling $2.6 million due December 31, 1999 accruing interest at a fixed rate equal to 6.88%. Principal and interest are payable over six years commencing on March 31, 1994, and are required to be repaid quarterly and $480,000 was paid in 1996. $600,000 is payable in 1997, $660,000 is payable in
1998 and $718,000 is payable in 1999. As of December 31, 1996, approximately $1.8 million in principal amount was outstanding under this note.

AFFILIATED LEASES

   From 1987 to 1992, the Company entered into five lease transactions with Cunningham Communications, Inc. ("CCI"), a corporation wholly owned by the Controlling Stockholders, to lease certain facilities from CCI. Four of these leases are 10-year leases for rental space on broadcast towers, two of which are capital leases having renewable terms of 10 years. The other lease is a month-to-month lease for a portion of studio and office space at which certain satellite dishes are located. Aggregate annual rental payments related to these leases were $498,000 in 1996. The aggregate annual rental payments related to these leases are scheduled to be $454,000 in 1997 and $474,000 in 1998.

   In January 1991, Chesapeake Television, Inc. ("CTI") (a subsidiary of the Company), entered into a 10-year capital lease with Keyser Investment Group ("KIG") (a corporation wholly owned by the Controlling Stockholders), pursuant to which CTI leases both an administrative facility and studios for television station WBFF and the Company's present corporate offices. Additionally, in June 1991, CTI entered into a one-year renewable lease with KIG pursuant to which CTI leases parking facilities at the administrative facility. Payments under these leases with KIG were $559,300 in 1996. The aggregate annual rental payments related to the administrative facility are scheduled to be $616,400 in 1997 and $636,400 in 1998. During 1996, the Company chartered airplanes owned by certain companies controlled by the Controlling Stockholders and incurred expenses of approximately $336,000 related to these charters.

TRANSACTIONS WITH GERSTELL

   Gerstell LP, an entity wholly owned by the Controlling Stockholders, was formed in April 1993 to acquire certain personal and real property interests of the Company in Pennsylvania. In a transaction that was completed in September 1993, Gerstell LP acquired the office/studio, transmitter and tower site for television station WPGH for an aggregate purchase price of $2.2 million. The purchase price was financed in part by a $2.1 million note from Gerstell LP bearing interest at 6.18% with principal payments beginning on November 1, 1994 and a final maturity date of October 1, 2013. Principal and interest paid in 1996 on the note was $188,000. At December 31, 1996, $2.0 million in principal amount of the note remained outstanding. Following the acquisition, Gerstell LP leased the office/studio, transmitter and tower site to WPGH, Inc. (a subsidiary of the Company) for $14,875 per month and $25,000 per month, respectively. The leases have terms of seven years, with four seven-year renewal periods. Aggregate annual rental payment related to these leases was $534,000 in 1996. Gerstell LP has arranged for a $2.0 million loan (the "Gerstell Loan") from a bank lender to provide for construction at the studio/transmitter site of an expansion to the existing office building/television studio located there and for construction of a new tower having an aggregate estimated cost of $1.5 million. The Company has guaranteed the Gerstell Loan. As of December 31, 1996, $885,000 was outstanding under the Gerstell Loan. The completed office building/television studio and the new tower is leased from Gerstell LP by WPGH, Inc. The Company believes that the leases with Gerstell LP are on terms and conditions customary in similar leases with independent third parties.

STOCK REDEMPTIONS

   On September 30, 1990, the Company issued certain notes (the "Founders' Notes") maturing on May 31, 2005, payable to the late Julian S. Smith and Carolyn C. Smith, former majority owners of the Company and the parents of the Controlling Stockholders. The Founders' Notes, which were issued in consideration for stock redemptions equal to 72.65% of the then outstanding stock of the Company, have principal amounts of $7.5 million and $6.7 million, respectively. The Founders' Notes include stated interest rates of 8.75%, which were payable annually from October 1990 until October 1992, then payable monthly commencing April 1993 to December 1996, and then semiannually thereafter until maturity. The effective interest rate approximates 9.4%. The Founders' Notes are secured by security interests in substantially all of the assets of the Company and its Subsidiaries, and are personally guaranteed by the Controlling Stockholders.

   Principal and interest payments on the Founders' Note issued to the estate of Julian S. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2004, with a balloon payment due at maturity in the amount of $5.0 million. Additionally, monthly interest payments commenced on April 1993 and continued until December 1996. Principal and interest paid in 1996 on this Founders' Note was $860,000 At December 31, 1996, $6.0 million in principal amount of this Founders' Note remained outstanding.

   Principal payments on the Founders' Note issued to Carolyn C. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2002. Principal and interest paid in 1996 on this Founders' Note was $1.1 million. At December 31, 1996, $4.5 million in principal amount of this Founders' Note remained outstanding.

RELATIONSHIP WITH GLENCAIRN

   Glencairn. Ltd. ("Glencairn") is a corporation owned by (i) Edwin L. Edwards, Sr. (3%), (ii) Carolyn C. Smith, the mother of the Controlling Stockholders (7%), and (iii) certain trusts established by Carolyn C. Smith for the benefit of her grandchildren (the "Glencairn Trusts") (90%). The 90% equity interest in Glencairn owned by the Glencairn Trusts is held through the ownership of non-voting common stock. The 7% equity interest in Glencairn owned by Carolyn C. Smith is held through the ownership of common stock that is generally non- voting, except with respect to certain specified extraordinary corporate matters as to which this 7% equity interest has the controlling vote. Edwin L. Edwards, Sr. owns a 3% equity interest in Glencairn through ownership of all of the issued and outstanding voting stock of Glencairn and is Chairman of the Board, President and Chief Executive Officer of Glencairn.

   There have been, and the Company expects that in the future there will be, transactions between the Company and Glencairn. Glencairn is the owner-operator and FCC licensee of television stations WNUV in Baltimore, Maryland, WVTV in Milwaukee, Wisconsin, WRDC in Raleigh/Durham, North Carolina and WABM in Birmingham, Alabama. The Company has entered into local marketing agreements ("LMAs") with Glencairn relating to television stations WNUV, WVTV, WRDC and WABM pursuant to which the Company provides programming to Glencairn for airing on television stations WNUV, WVTV, WRDC and WABM, respectively, during the hours of 6:00 a.m. to 2:00 a.m. each day and has the right to sell advertising during this period, all in exchange for the payment by the Company to Glencairn of a monthly fees totaling $446,000.

   In June 1995, the Company acquired options from certain stockholders of Glencairn (the "Glencairn Options") which grant to the Company the right to acquire, subject to applicable FCC rules and regulations, stock comprising up to a 97% equity interest in Glencairn. Of the stock subject to the Glencairn Options, a 90% equity interest is non-voting and the remaining 7% equity interest is non-voting, except with respect to certain extraordinary matters as to which this 7% equity interest has the controlling vote. Each Glencairn Option was purchased by the Company for $1,000 ($5,000 in the aggregate) and is exercisable only upon the Company's payment of an option exercise price generally equal to the optionor's proportionate share of the aggregate acquisition cost of all stations owned by Glencairn on the date of exercise (plus interest at a rate of 10% from the respective acquisition date). The Company estimates that the aggregate option exercise price for the Glencairn Options, if currently exercised, would be approximately $9.7 million.

   In connection with the River City Acquisition, the Company assigned to Glencairn its option to purchase certain assets relating to television station WFBC in Anderson, South Carolina, one of the River City stations. In addition, the Company has agreed (subject to FCC approval) to sell to Glencairn for $2,000,000 certain assets related to the FCC license (the "License Assets") of television station WTTE in Columbus, Ohio, which the Company currently owns. The Company has applied with the FCC to acquire the License Assets of a television station from River City located in the same market as television station WFBC. In addition, the Company has an option to acquire from River City the assets of television station WSYX, which is in the same market as WTTE. The Company intends to enter into LMAs with Glencairn relating to television stations WFBC and WTTE pursuant to which the Company will supply programming to Glencairn, obtain the right to sell advertising during the periods covered by the supplied programming and make payments to Glencairn in amounts to be negotiated.

   Also in connection with the River City Acquisition, Glencairn has been granted an option to acquire from their current owner the License Assets of television station KRRT in Kerrville, Texas, which is in the same market as a station the Company will acquire from River City. The Company will acquire certain assets, other than the License Assets, related to the operation of KRRT, and is expected to enter into an LMA with Glencairn with respect to KRRT pursuant to which the Company will supply programming to Glencairn, obtain the right to sell advertising during the periods covered by the supplied programming and make payments to Glencairn in amounts to be negotiated.

RIVER CITY TRANSACTIONS

   Roy F. Coppedge, who will become a director of the Company upon satisfaction of certain conditions, and Barry Baker, who will become a director and executive officer of the Company as soon as permissible under the rules of the FCC and applicable laws, each have a direct or indirect equity interest in River City. Therefore, Messrs. Coppedge and Baker each have an interest in the River City Acquisition. During 1996, the Company made LMA payments of $1.4 million to River City. In September 1996, the Company entered into a five-year agreement with River City pursuant to which River City will provide to the Company certain production services. Pursuant to this agreement, River City will provide certain services to the Company in return for an annual fee of $416,000, subject to certain adjustments on each anniversary date.

KEYMARKET OF SOUTH CAROLINA

   Kerby Confer, who is expected to become an executive officer of the Company as soon as permissible under the rules of the FCC and applicable laws, is the owner of 100% of the common stock of Keymarket of South Carolina, Inc. ("KSC"), and the Company has an option to acquire either (i) all of the assets of KSC for forgiveness of debt in an aggregate principal amount of approximately $7.4 million, plus payment of approximately $1.0 million, less certain adjustments or
(ii) all of the stock of KSC for $1.0 million, less certain adjustments. In addition, the Company leases two properties from Mr. Confer, pursuant to which the Company paid Mr. Confer $144,000 in 1996. The Company is required to purchase each of the properties during the term of the applicable lease for an aggregate purchase price of approximately $1.75 million.

BEAVER DAM LIMITED LIABILITY COMPANY

   In May 1996, the Company, along with the Controlling Stockholders, formed Beaver Dam Limited Liability Company ("BDLLC"), of which the Company owns a 45% interest. BDLLC was formed for the purpose of constructing and owning a building which may be the site for the Company's corporate headquarters. BDLLC no longer plans to proceed with this project and it is anticipated that the Controlling Stockholders will purchase the Company's interest in BDLLC by collectively paying the Company its capital contributions to BDLLC in 1996 of approximately $380,000.

HERITAGE AUTOMOTIVE GROUP

   In January 1997, David D. Smith, the Company's President and Chief Executive Officer and one of the Controlling Shareholders, made a substantial investment in, and became a member of the board of directors of, Summa Holdings, Ltd. which, through wholly owned subsidiaries, owns the Heritage Automotive Group ("Heritage") and Allstate Leasing ("Allstate"). Mr. Smith is not an officer, nor does he actively participate in the management, of Summa Holdings, Ltd., Heritage, or Allstate. Heritage owns and operates new and used car dealerships in the Baltimore metropolitan area. Allstate owns and operates an automobile and equipment leasing business with offices in the Baltimore, Richmond, Houston, and Atlanta metropolitan areas. The Company sells Heritage and Allstate advertising time on WBFF and WNUV, the television stations operated by the Company serving the Baltimore DMA. The Company believes that the terms of the transactions between the Company and Heritage and the Company and Allstate are and will be comparable to those prevailing in similar transactions with or involving unaffiliated parties.

CERTAIN BUSINESS RELATIONSHIPS

   During 1996, Thomas & Libowitz, P.A., counsel to the Company, billed the Company approximately $900,000 in fees and expenses for legal services. Basil A. Thomas, a director of the Company, is of counsel to Thomas & Libowitz, P.A., and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A.


                                  OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors of Sinclair does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not now known are properly brought before the Annual Meeting, the proxy holders will vote upon the same according to their discretion and best judgment.

                              STOCKHOLDER PROPOSALS


   Any proposal intended to be presented by any stockholder for action at the 1998 Annual Meeting of Stockholders of Sinclair must be received by the Secretary of Sinclair at 2000 West 41st Street, Baltimore, Maryland 21211-1420 not later than December 12, 1997 in order for the proposal to be considered for inclusion in Sinclair's Notice and Proxy Statement relating to the 1998 Annual Meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              J. Duncan Smith, Secretary


Baltimore, Maryland
April 11, 1997

                                                   SINCLAIR BROADCAST GROUP, INC.
                                               PROXY FOR ANNUAL MEETING OF MAY 5, 1997

1. Election of seven  directors  for a term expiring in 1998 as set forth in the Proxy Statement
   Nominees:  David D. Smith,  Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Basil A. Thomas,  William E. Brock, Lawrence E.
              McCanna
       For: [ ] Withheld: [ ]For all except: [ ]
2. Ratification of the Appointment of Independent Auditors                        IDENTIFY NOMINEES EXCEPTED:
       For: [ ] Against: [ ] Abstain: [ ]                                         ___________________________
                                                                                  ___________________________

                                                                                                    Please mark, sign and date, and
                                                                                                    return the proxy card  promptly
                                                                                                    using the enclosed envelope.

                                                                                                    Dated:__________________________

                                                                                                    Signature(s):___________________
                                                                                                    ________________________________
                                                                                                    Please  sign  exactly  as  name
                                                                                                    appears   to  the  left.   When
                                                                                                    shares   are   held  by   joint
                                                                                                    tenants, both should sign. When
                                                                                                    signing as attorney,  executor,
                                                                                                    administrator,    trustee    or
                                                                                                    guardian,   please   give  full
                                                                                                    title    as    such.    If    a
                                                                                                    corporation,   please  sign  in
                                                                                                    full    corporate    name    by
                                                                                                    President  or other  authorized
                                                                                                    officer.   If  a   partnership,
                                                                                                    please sign in partnership name
                                                                                                    by authorized person.

                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                    PROXY
                        SINCLAIR BROADCAST GROUP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


   The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of capital stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on May 5, 1997 in the Duncan Room of the Sheraton Baltimore North Hotel at 903 Dulaney Valley Road, Towson, Maryland 21204 at 10:00 a.m., local time or any adjournment thereof.


            NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE


   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors and FOR each other proposal.